Exhibit 99.1

For Immediate Release

Thursday, October 4, 2012

Contact: Kate Snedeker, Emmis

kate@emmis.com, 317.266.0100

Emmis sells Emmis Interactive to Marketron

Indianapolis…Emmis Communications Corporation (Nasdaq: EMMS) has announced the sale of its Emmis Interactive business unit to Marketron.

The sale will allow Emmis to focus on the full commercialization of its FM Analog/HD Radio Smartphone application and Tagstation®, the cloud-based engine that supplies data for the smartphone application and digital dashboards.

Emmis will work with Marketron Interactive on their continued development and broadened distribution of the award-winning Digital Suite of software and services, including the BaseStation®, GeoStation® and Guidable® brands. Emmis will continue as a core Marketron customer and retain an economic interest in Marketron’s success in expanding the products and services purchased. Terms of the sale were not disclosed.

The FM Analog/HD Radio Smartphone application debuted successfully at the National Association of Broadcaster (NAB) convention in April. Emmis is working closely with radio broadcasters, the National Association of Broadcasters, iBiquity Digital, wireless carriers, and wireless OEMs on the commercial launch.

“We developed some great products at Emmis Interactive and we are very excited for Marketron and our team moving over to Marketron to take the platform to the next level,” said Jeff Smulyan, President and CEO of Emmis Communications. “At Emmis, we will focus our remaining development efforts on Tagstation®, enabling a next generation radio experience for smartphone users with enabled FM chips.”

Emmis SVP and Chief Technology Officer Paul Brenner is leading the Tagstation® design and software development.

In addition to the acquired technology, Emmis Interactive’s Chicago-based executive team has been retained by Marketron. Deborah Esayian and Rey Mena will oversee the integration of Emmis Interactive’s assets and operations.

About Emmis Communications

Emmis Communications Corporation is a diversified media company, principally focused on radio broadcasting. Emmis operates the 9th largest publicly traded radio portfolio in the United States based on total listeners. Emmis owns 18 FM and two AM radio stations in New York, Los Angeles, St. Louis, Austin (Emmis has a 50.1% controlling interest in Emmis’ radio stations located there), Indianapolis and Terre Haute, IN.

Note: Certain statements included in this press release which are not statements of historical fact, including but not limited to those identified with the words “expect,” “will” or “look” are intended to be, and are, by this Note, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:

• general economic and business conditions;

• fluctuations in the demand for advertising and demand for different types of advertising media;

• our ability to service our outstanding debt;

• increased competition in our markets and the broadcasting industry;

• our ability to attract and secure programming, on-air talent, writers and photographers;

• inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;

• increases in the costs of programming, including on-air talent;

• inability to grow through suitable acquisitions;

• changes in audience measurement systems

• new or changing regulations of the Federal Communications Commission or other governmental agencies;

• competition from new or different technologies;

• war, terrorist acts or political instability; and

• other factors mentioned in documents filed by the Company with the Securities and Exchange Commission.

Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.